EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Western Asset Mortgage Capital Corporation (a corporation in the development stage) of our report dated April 26, 2012 relating to the balance sheet of Western Asset Mortgage Capital Corporation, which appears in Western Asset Mortgage Capital Corporation’s Registration Statement on Form S-11 (Registration No. 333-159962) and related Prospectus filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
May 15, 2012